FILED (STAMPED)                  FILING FEE: $75.00 DF C82440 EXPEDITE #E042459
THE OFFICE OF THE                NEVADA  AGENCY  &  TRUST  COMPANY
SECRETARY OF STATE OF THE        ATTN:   MARGARET  OLIVER
STATE OF NEVADA                  50  W.  LIBERTY  ST.,  STE.  880
                                 RENO, NV 89501


JUL 09 1993
CHERYL A. LAU SECRETARY OF STATE   RENO/CARSON  MESSENGER  SERVICE
      10137-89
      --------

                                      AMENDMENT

                       TO  THE  ARTICLES  OF  INCORPORATION  OF

                                LIMOUSINES  LIMITED

                                   *  *  *  *  *

     Pursuant to the provision of Section 78.385 of the Nevada Revised Statutes, LIMOUSINES LIMITED, a Nevada corporation, adopts the following amendment to its Articles of Incorporation:

     1. The undersigned hereby certify that on the 9th day of July, 1993, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors noting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

          BE  IT  RESOLVED:       That the Secretary of the corporation, is
          hereby ordered and directed to obtain the written consent of stockholders owning at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

          To amend Article One to provide that the name of the corporation shall be changed from Limousines Limited to TRINITY GAS CORPORATION.


     2. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes, a majority of the stock-holders holding 750,000 shares of the 1,273,718 shares outstanding of Limousines Limited gave their written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as follows:

     ARTICLE     ONE.          (NAME).     The    name   of     the  corporation
     -------     ---
is:

                             TRINITY GAS CORPORATION

      IN   WITNESS   WHEREOF,    the    undersigned,    being     the
vice-president and assistant secretary of Limousines Limited, a Nevada corporation, hereunto affixe their signatures this 9th day of July, 1993.


                LIMOUSINES  LIMITED
                By  Alexander  H.  Walker  (SIGNED)
                    -------------------------------------
                    Alexander  H.  Walker,  Jr.
                    President


                By  Cecil  Ann  Walker  (SIGNED)
                  ------------------------------------
                    Cecil  Ann  Walker
                    Secretary





RECEIVED  (STAMPED)

JUL  09  1993
1:00   Diane  (SUGNED)
Sescretary  of  State

STATE  OF  NEVADA    )
                      :ss
COUNTY  OF  WASHOE   )

     On the 9th dav of July, 1993, before me, the undersigned, a Notary Public, personally appeared ALEXANDER H. WALKER, JR., President and CECIL ANN WALKER, Secretary of Limousines Limited, a Nevada corporation, known to be the persons
described   in  and   who  executed    the    foregoing  instrument,  and  who
acknowledged to me that they executed the same freely and voluntarilv and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.




                                        Michelle  R.  Killgore  (SIGNED
                                        ----------------------------------------
                                        NOTARY  PUBLIC
                                        Residing in Washoe County (HAND WRITTEN)
                                        ----------------------------------------



MY  COMMISSION  EXPIRES:

 July 16, 1995  (HAND WRITTEN)
------------------------------







                                       RECEIVED  (STAMPED)

                                       JUL  0  9  1993
                                       1:00  DIANE  (HAND  WRITTEN)
                                       SECRETARY  OF  STATE


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